EXHIBIT  10.8


                        MASTER LEASE FINANCING AGREEMENT


     THIS AGREEMENT ("Agreement") is made as of February 6, 1998 among FUJI PHOTO FILM U.S.A., INC., a New York corporation ("Fuji"), MOTO PHOTO, INC., a Delaware corporation ("Moto Photo"), and THE PROVIDENT BANK ("Provident"), under the following circumstances:

     A.Moto Photo and its franchisees own and operate photo finishing stores.

     B.Fuji sells minilab photo processing equipment to certain financial institutions for resale to Moto Photo and its franchisees and sells color photographic paper, photographic chemicals and various other related products to Moto Photo for resale to Moto Photo's customers and franchisees.

     C.Fuji and Moto Photo have entered into an Agreement of even date herewith, a copy of which is attached hereto as Exhibit A (the "Project Agreement"), which provides for a special lease financing program known as Moto Photo QuickStart (the "Moto Photo QuickStart Program") which Fuji and Moto Photo have agreed to make available to Moto Photo and selected franchisees. In addition, Fuji and Provident have entered into a Guaranty and Repurchase Agreement of even date herewith (the "Fuji Guaranty") under which Fuji has guaranteed certain payments to be made to Provident by the participants in the Moto Photo QuickStart Program and has agreed to repurchase equipment leased by Provident in connection with the Moto Photo QuickStart Program, under the circumstances described in the Fuji Guaranty.

     D.This Agreement is being entered into by the parties to effectuate the Moto Photo QuickStart Program.

       NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Financings by Provident; Term. (a) Subject to the terms and conditions of this Agreement, from time to time during the term of this Agreement, upon written notice from Moto Photo and Fuji, Provident shall, in each such event: (i) purchase from Fuji, and Fuji shall sell to Provident, a Fuji minilab photo processor and related equipment described on Exhibit B ("Fuji Equipment") at the price set forth on Exhibit B, (ii) Moto Photo shall make available for purchase by Provident, and Provident shall purchase, certain equipment manufactured by third parties described on Exhibit B ("Third Party Equipment"), and (iii) Provident shall enter into a business lease agreement in substantially the form of Exhibit C hereto (a "Lease") with Moto Photo or a Moto Photo franchisee designated by Moto Photo (a "Program Participant") pursuant to which Provident shall lease the Fuji Equipment and the Third Party Equipment (collectively, "Equipment") to the Program Participant for a term of eight years from the last day of the month in which the Equipment is placed in service and shall make a cash payment to the Program Participant of up to the maximum amount specified on Exhibit B as a store build-out allowance (a "Build-Out
     Allowance").   Provident, Fuji and Moto Photo shall follow the procedures described in Exhibit D with respect to the authorization and closing of each Lease (the "Closing Procedures") unless Provident and Moto Photo otherwise agree in writing. Provident shall be entitled to rely on the representations and warranties made by the Program Participant in the Lease with respect to the Program Participant's organization, authority, due execution and delivery of the Lease and the like.

  (b)In accordance with each Lease and with the maintenance agreement to be entered into by and between Fuji and each Program Participant, which shall be in the form attached hereto as Exhibit E (each, a "Maintenance Agreement"), so long as there is no default under the applicable Lease, Provident shall pay to Fuji on behalf of the Program Participant at the beginning of each year of the Maintenance Agreement (which shall commence at the beginning of the second year of the Lease) the annual maintenance fee payable under the Maintenance Agreement in the amount specified on Exhibit B. Provident shall be reimbursed for amounts so paid to Fuji through the payments made by the Program Participant to Provident pursuant to the Lease.

  (c)At the time Provident is instructed pursuant to Section 1(a) to enter into a Lease, Moto Photo and Fuji shall specify in writing to Provident: (i) the manner in which the weekly rental and all other periodic payments (including any minimum payments) to be made by the Program Participant under the Lease are to be calculated, (ii) the identity of any guarantors who are required to execute the Lease, and (iii) any terms to be included in the Lease that are different from those set forth in the form of Lease attached hereto as Exhibit C.

  (d)Provident's obligations under Section 1(a) shall be subject, in each instance, to satisfaction of each of the following conditions:



  (b)The Program Participant which is a party to the Lease shall be domiciled in, and the store in which the Equipment subject to the Lease will be used shall be located in, the continental United States of America;

  (c)The Program Participant shall have executed and delivered to Provident the Lease and each other agreement or instrument (including, without limitation, appropriate financing statements) which the Program Participant is required to execute and deliver under the terms of the Lease, and all other conditions to the effectiveness of the Lease set forth therein shall have been satisfied;

  (d)Fuji and Moto Photo shall have approved in writing the final form of the Lease to be entered into with the Program Participant, if it will vary from the form of Lease attached hereto as Exhibit C; and

  (e)Provident shall have received a valid bill or bills of sale conveying to Provident the Equipment to be leased to the Program Participant pursuant to the Lease.

  (f) For purposes of this Agreement, the sum of all amounts paid by Provident with respect to the purchase of Equipment subject to a Lease plus the amount of the Build-Out Allowance paid by Provident under that Lease hereinafter is referred to as Provident's "Initial Investment" with respect to that Lease. In no event shall the aggregate amount of Provident's Initial Investment with respect to any Lease entered into pursuant to this Agreement exceed $200,000 nor shall the purchase price of any Third Party Equipment plus the amount of the Build-Out Allowance under any single Lease exceed $60,000.


  (g) This Agreement shall commence on the day first written above and shall terminate at the end of the term of the last Lease to expire or to be terminated; provided, however, that: (i) as soon as practicable after Provident enters into the 40th Lease under this Agreement, Provident, Moto Photo and Fuji shall cause their respective representatives to discuss extending the Moto Photo QuickStart Program and the terms of any such extension, and (ii) if Provident, Moto Photo and Fuji have not otherwise agreed in writing, the obligations of the parties with respect to any additional Leases (including Provident's obligation to enter into any additional Leases with Program Participants) shall terminate at such time as Provident has entered into the first 50 Leases with Program Participants under this Agreement. Notwithstanding any of the foregoing, however, unless Provident otherwise agrees in writing, Provident shall not be obligated to enter into any additional Leases after December 31, 1999 if fewer than 50 Leases have been entered into on or before such date.

  (h)Any security interest in the Equipment subject to a Lease or any other similar lien or right with respect to any of such Equipment which Moto Photo may hold under a franchise agreement with the Program Participant that is a party to such Lease or otherwise shall be subordinate in all respects to the rights of Provident and Fuji with respect to such Equipment under such Lease.


  Section 2. ACH Collections; Allocations; and Payments. (a) Each Lease shall provide Provident with the right to collect from a designated account of the Program Participant, by means of weekly electronic fund transfers initiated through the Automated Clearing House Association ("ACH/EFT") amounts due to Provident from the Program Participant under the Lease ("Electronic Payments"). On or before 11:00 a.m. Dayton, Ohio, time on Tuesday of each week during which any Leases are outstanding, Moto Photo shall notify Provident by fax or, if agreed by Provident and Moto Photo, by electronic data transmission, of the proper amount of the Electronic Payments which shall be charged by Provident to the account of each Program Participant by means of ACH//EFT. In addition, if a Program Participant owes any amount under a Lease with respect to Impositions (as defined in the Lease), Provident may increase the amount to be collected from the Program Participant by means of the ACH/EFT charge by the amount of the Impositions, in accordance with the provisions of the Lease.

  (b)In the event that Provident does not receive the full amount of the Electronic Payments due from the account of a Program Participant by means of the ACH/EFT charge, Provident promptly shall notify the Program Participant, Fuji and Moto Photo (a "Payment Default Notice") that a payment default exists under all Leases between Provident and that Program Participant. If the Program Participant fails (a "Continuing Payment Default") to pay the full amount due within seven days after Provident gives the Payment Default Notice, Provident promptly shall notify Fuji and Moto Photo of the Continuing Payment Default.

  Section 3. Defaults by Program Participants under Leases. (a) As soon as practicable after Provident receives notice, with respect to any Lease, of the occurrence of any Default (as defined in the Lease), Provident shall notify Fuji and Moto Photo of such Default.

  (b) Following the occurrence of any Default under a Lease and prior to demanding payment with respect to such Lease from Fuji pursuant to the Fuji Guaranty, Provident shall, at its expense, unless otherwise instructed by Fuji and Moto Photo in writing, take such actions with respect to the enforcement of its rights under the Lease as are consistent with Provident's normal and customary practices; provided, however, that Provident shall not be required to initiate any legal action with respect to any such Default other than pursuant to Section 3(c) below. Unless Provident, Fuji and Moto Photo otherwise agree, Provident shall not make any demand for payment by Fuji under the Fuji Guaranty with respect to a Lease as to which a Default has occurred unless such Default is a Continuing Payment Default and the failure to pay has continued without being cured in full for at least 90 days after the date on which the payment was due under the Lease.

  (c) Except as otherwise expressly provided in Sections 2(b) and 3(b), without written instructions from Fuji and Moto Photo, Provident shall have no obligation to take any action with respect to any Default under any Lease or any action or omission which, with the passage of time or the giving of notice, or both, might constitute a Default; provided however, that Provident shall take such other actions with respect to any such Lease as Fuji and Moto Photo reasonably may request in writing, if Fuji and Moto Photo acknowledge in such request their obligation to reimburse Provident for all reasonable expenses in connection therewith and to indemnify Provident in connection therewith.

  (d) Moto Photo shall use its reasonable best efforts to assist Provident or Fuji, as the case may be, in seeking performance by each Program Participant of its obligations under the Lease or Leases to which it is party (including, without limitation, in attempting to cause any such Program Participant to cure any Default under any such Lease).

  Section 4. Equipment Trade-Ins. In the event that a Program Participant desires to trade-in any Equipment subject to a Lease, Provident, Moto Photo and Fuji shall cooperate and use reasonable efforts to accommodate such desire and shall make appropriate modifications to the Lease and this Agreement to reflect any such accommodation.

  Section 5. Reports. (a) For so long as any Leases remain outstanding, Provident shall provide to Moto Photo and Fuji, within 15 business days after the end of each month, a report (the "Monthly Report"), presented for the preceding month and, on a cumulative basis, for the period from the date of this Agreement through the end of the month for which the Monthly Report is being made, showing:

  (i)for each outstanding Lease, an account (a "Lease Account") which shall reflect the amount of Provident's Initial Investment with respect to such Lease from the date when paid and:

          (1)shall be increased by the amount of all maintenance fees paid by Provident to Fuji with respect to the Equipment leased under such Lease from the date when paid,

          (2)shall be increased by any Impositions incurred by Provident under such Lease from the date incurred,

          (3)on a daily basis: (x) if the Lease Account has an outstanding positive balance, shall be increased by an accrual for interest on the outstanding balance (excluding from such balance for such purpose the aggregate amount of all prior accruals pursuant to this clause (3)) at the rate of 9.6% per annum (computed on the basis of a year of 360 days), or (y) if the Lease Account has an outstanding negative balance and the Consolidation Account (as hereinafter defined) has a positive balance, shall be decreased by an accrual for interest on the outstanding negative balance (expressed as a positive number and excluding from such balance the aggregate amount of all prior accruals pursuant to this clause (3)) at the rate of 9.6% per annum (computed on the basis of a year of 360 days), and

          (4)shall be reduced by the amount of all payments collected by Provident or paid to Provident under the Lease (including, without limitation, any insurance recoveries received by Provident) or paid to Provident with respect to the Lease under the Fuji Guaranty or Section 6(a) of this Agreement;

  (ii)for all Leases entered into in the same calendar year (each, a "Pool"), an account (a "Pool Account") which shall reflect on an aggregate combined basis all of the Lease Accounts for the Leases in that Pool; and

  (iii)for all Leases, a consolidation account (the "Consolidation Account") which shall reflect on an aggregate combined basis all of the Pool Accounts; provided, however, that for any periods during which the Consolidation Account has a negative balance, the Consolidation Account also shall be decreased by an accrual for interest on the outstanding negative balance (expressed as a positive number) and excluding from such balance the aggregate amount of all prior such accruals at a rate per annum equal to the rate then paid by Provident with respect to positive balances in commercial accounts under Provident's standard corporate cash management arrangements.

  (b)Moto Photo and Fuji promptly shall notify Provident in writing of the amount of any "Foreclosure Gain," "Foreclosure Loss," "Settlement Amount," "Net Resale Price" and "Settlement Value" (each as defined in the Project Agreement) with respect to any Lease. All Monthly Reports, Annual Reconciliation Reports and Pool Reconciliation Reports (as hereinafter defined) prepared by Provident with respect to periods following receipt of any such notice thereafter shall include a statement of such amounts.

  Section 6. Settlement between Fuji and Provident. (a) If, upon termination of a Lease, the Lease (other than a Lease as to which Fuji previously has made payment to Provident under the Fuji Guaranty) Account with respect to such Lease has a positive balance (the amount of such positive balance hereinafter being referred to as the "Residual Value" of such Lease) and if:

  (i) the Program Participant which is a party to such Lease does not purchase the Equipment subject to such Lease in accordance with the terms of such Lease, Provident shall sell such Equipment to Fuji, and Fuji shall purchase such Equipment from Provident, within 15 business days after the termination of such Lease, at a purchase price equal to the Residual Value, or

  (ii)the Program Participant which is a party to such Lease purchases the Equipment subject to such Lease in accordance with the terms of such Lease and the net proceeds received by Provident from the Program Participant with respect to the sale of such Equipment are less than the Residual Value with respect to such Lease, Fuji shall pay to Provident, within 15 business days after such sale, the amount by which such Residual Value exceed such net proceeds, or

  (iii)the Program Participant which is a party to such Lease purchases the Equipment subject to such Lease in accordance with the terms of such Lease and the net proceeds received by Provident with respect to the sale of such Equipment are greater than the Residual Value, Provident shall pay to Fuji, within 15 business days after such sale, the amount by which such net proceeds exceeds such Residual Value.

  (b)If, upon termination of a Lease (other than a Lease as to which Fuji previously has made payment to Provident under the Fuji Guaranty), the Lease Account with respect to such Lease has a negative balance (the amount of such negative balance, expressed as a positive number, being referred to as the "Inherent Gain" under such Lease), Provident shall pay to Fuji, within 15 business days after the termination of such Lease, an amount equal to the Inherent Gain plus, if the Program Participant which is a party to such Lease purchases the Equipment subject to such Lease in accordance with the terms of such Lease, the net proceeds received by Provident with respect to the sale of such Equipment to such Program Participant. In the event that such Program Participant does not purchase the Equipment subject to such Lease in accordance with the terms of such Lease, Provident also shall convey to Fuji, at the time Provident makes such payment, all of Provident's right, title and interest in the Equipment subject to such Lease.

  (c)Within 15 business days after delivery of the last Monthly Report under
  Section 5, if the Consolidation Account has a negative balance, Provident shall pay to Fuji the amount of such negative balance.

  Section 7.  Settlements among Moto Photo, Fuji and the Program Participants.
  (a) Within 15 business days after the end of each calendar year, Provident shall prepare and provide to Fuji and Moto Photo a report (an "Annual Reconciliation Report") showing the Net Gains and Net Losses (each as defined in the Project Agreement) during the year then ended, based on the information provided to Provident pursuant to Section 5(b) and the Monthly Reports, sufficient to permit Fuji and Moto Photo to make any payments required by Section 4(a) of the Project Agreement.

  (b) Provident shall include with the Annual Reconciliation Report for each year, commencing with the year ending December 31, 2006, another report (a "Pool Reconciliation Report") showing the Net Gains and Pool Gains (each as defined in the Project Agreement), if any, for the Pool consisting of Leases entered into during the calendar year ending eight years before such December 31, based on the information provided to Provident pursuant to Section 5(b), the Monthly Reports and the Annual Reconciliation Report, sufficient to permit Fuji and Moto Photo to make any payments required by Section 4(b) of the Project Agreement.

  Section 8. Indemnification. Fuji and Moto Photo, jointly but not severally, shall indemnify, defend, exonerate and hold Provident and each of its officers, directors, employees and agents (collectively, "Provident Indemnified Parties") harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and all expenses incurred in connection therewith (irrespective of whether any such Provident Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Provident Indemnified Liabilities"), incurred by any of the Provident Indemnified Parties as a result of, or arising out of, or relating to: (i) the calculation, collection or allocation of amounts in accordance with the instructions of Moto Photo or Fuji pursuant to Sections 1(c) or 2(a) or the calculation of any amounts using information provided by Moto Photo and Fuji pursuant to Section 4(b); (ii) any action or omission taken by Provident in accordance with the written instructions of Moto Photo and Fuji pursuant to Sections 1 or 3; (iii) any warranty or product liability claims with respect to the Fuji Equipment (as to which only Fuji, and not Moto Photo, shall have any indemnification obligation hereunder), (iv) any breach of contract claims with respect to the Maintenance Agreement (as to which only Fuji, and not Moto Photo, shall have any indemnification obligation hereunder), (v) any warranty or product liability claims with respect to the Third Party Equipment (as to which only Moto Photo, and not Fuji, shall have any indemnification obligation hereunder), (vi) any claims with respect to the Moto Photo franchise relationship (as to which only Moto Photo, and not Fuji, shall have any indemnification obligation hereunder),
  (vii) or any claims with respect to relationship between Fuji, Moto Photo and/or a Program Participant, (viii) any claims with respect to the proper characterization of a Lease for Uniform Commercial Code, tax or other purposes, and (ix) all actions, suits, proceedings, settlements and judgments arising out of any of the foregoing.

  Section 9. Representations and Warranties. (a) Fuji and Moto Photo each hereby represents and warrants to Provident, as to itself and not as to the other, as follows:

  (i) it is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation;

  (ii)the execution, delivery and performance by it of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene its certificate of incorporation or bylaws; (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; or (iii) result in, or require the creation or imposition of, any lien or encumbrance on any of its properties;

  (iii)no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery and performance by it of this Agreement except as have been duly obtained or made and as are in full force and effect;

  (iv)this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms; and

  (v) there is no action or proceeding at law or in equity by or before any court or governmental instrumentality or agency now pending which might materially adversely affect its condition (financial or otherwise).


  (b)Provident hereby represents and warrants to Fuji and Moto Photo as follows:

  (i) Provident is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Ohio;

  (ii)the execution, delivery and performance by Provident of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene its articles of incorporation or regulations; (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it; or (iii) result in, or require the creation or imposition of, any lien or encumbrance on any of its properties;

  (iii)no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery and performance by Provident of this Agreement except as have been duly obtained or made and as are in full force and effect;

  (iv)this Agreement is a legal, valid and binding obligation of Provident, enforceable in accordance with its terms; and

  (v) except as otherwise described in an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed by Provident or an affiliate with the Securities and Exchange Commission, as of the date of the most recent such filing, there is no action or proceeding at law or in equity by or before any court or governmental instrumentality or agency now pending which might materially adversely affect Provident's condition (financial or otherwise).

  Section 10. Expenses. (a) Fuji and Moto Photo shall reimburse Provident for all reasonable out-of-pocket costs and expenses incurred by or imposed upon Provident in connection with: (i) the enforcement by Provident, at the request of Moto Photo or Fuji, of any of Provident's rights under a Lease, or
  (ii) the successful enforcement by Provident against them of any of Provident's rights hereunder including, without limitation, in either such case, the reasonable fees and expenses of Provident's counsel; provided, however, that the aggregate amount of such costs and expenses for which Fuji and Moto Photo shall be obligated to reimburse Provident shall not exceed $100,000.

  (b)Provident shall reimburse Fuji and Moto Photo for all reasonable out-of-pocket costs and expenses incurred by or imposed upon either of them in connection with the successful enforcement by them against Provident of any of their rights hereunder including, without limitation, in either such case, the reasonable fees and expenses of their counsel; provided, however, that the aggregate amount of such costs and expenses for which Provident shall be obligated to reimburse Fuji and Moto Photo shall not exceed $100,000.

  Section 11. Miscellaneous. (a) Nothing contained in or relating to this Agreement, any Lease or the Fuji Guaranty shall constitute or be deemed to constitute a partnership or joint venture among the parties hereto or between any party or parties hereto and any Program Participant.

  (b) No party hereto has or shall have or hold itself out as having any authority or agency to act on behalf of any other party.

  (c) This Agreement and the Fuji Guaranty constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

  (d) No amendment to this Agreement shall be effective unless in writing and executed by all of the parties hereto.

  (e) This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided; however, that no party may assign any of its rights hereunder or delegate any of the obligations hereunder without the prior written consent of all other parties hereto, except that, upon prior written notice given to Moto Photo and Fuji and their written agreement thereto (which agreement shall not be unreasonably delayed or withheld), Provident may cause one or more affiliates of Provident to fulfill Provident's obligations to enter into one or more Leases in accordance with this Agreement.

  (f) If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; provided, however, that in such case the parties shall use their best efforts to achieve the purpose of the invalid provision by a new legally valid stipulation.

  (g) All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope and addressed to the address of the parties shown below or to such changed address as such party may have fixed by notice, or when sent by facsimile transmission and acknowledged by an appropriate telephonic or facsimile receipt:

               If to Fuji:         Fuji Photo Film U.S.A., Inc.
                                   555 Taxter Road
                                   Elmsford, New York  10523
                                   Attention:  President
                                   Telecopier:  (914) 789-8514

                                        - copy to -

                                   Fuji Photo Film U.S.A., Inc.
                                   555 Taxter Road
                                   Elmsford, New York  10523
                                   Attention:  Jonathan E. File, Esq.
                                   Telecopier:  (914) 789-8142


               If to Moto Photo:   Moto Photo, Inc.
                                   4444 Lake Center Drive
                                   Dayton, Ohio  45426
                                   Attention:  Chief Financial Officer
                                   Telecopier:  (937) 854-0140

                                        - copy to -

                                   Jacob A. Myers, Esq.
                                   Myers & Frayne Co., LPA
                                   18 W. First Street
                                   Dayton, Ohio  45402
                                   Telecopier:  (937) 224-5782

               If to Provident:    The Provident Bank
                                   10 West Second Street
                                   Dayton, Ohio  45402
                                   Attention:  Moto Photo QuickStart
                                   Telecopier:  (937) 223-3522

                                        - copy to -

                                   The Provident Bank
                                   One East Fourth Street
                                   Cincinnati, Ohio  45202
                                   Attention:  Legal Department
                                   Telecopier:  (513) 763-8069


provided, however, that (i) any notice of change of address shall be effective only when received and (ii) a copy of any notice given other than by mail shall be given by mail as aforesaid.

  (h)Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a business day in the State of Ohio, such payment may be made on the next succeeding business day and such extension, if any, shall be included in computing interest in connection with such payment.

  (i)This Agreement may be executed simultaneously in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  (j)This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Ohio (without giving effect to Ohio's principles of conflicts of law).

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              FUJI PHOTO FILM U.S.A., INC.


                              By:
                                 --------------------------------
                                    Name:
                                    Title:


                              MOTO PHOTO, INC.


                              By:
                                 --------------------------------
                                    Name:
                                    Title:


                              THE PROVIDENT BANK

                              By:
                                 --------------------------------
                                    Name:
                                    Title:



 EXHIBIT A


                               PROJECT AGREEMENT


 EXHIBIT B

1.Description of the Fuji Equipment (including Model):

     FUJI EQUIPMENT:  Model SFA-278A includes:

     FP-362 Film Processor
     PP-1828A Printer/Processor
     Printer Crop Mask
     Paper Magazines (3)
     Crown 135MM Extractor
     3120 Kinetronics Film Cleaner
     880 X-Rite Densitometer
     Crown 4508 Semi-Auto Sleever
     2 UP Cluster Lens 5:
     Greeting Card Kit/Lithos
     Diffusion Box
     Compact Mets Silver Recovery
     Negative Receiver
     AT/DT Attacher/Detacher
     AT/DT Accessory Kit

     THIRD PARTY EQUIPMENT:

     Supplier            Item

     Aperlon             Greeting Lithos(6)

     Fuji-Hunt           Chemical Labels
     Perfect System      Image Maker
     Phototronics        Tubing & Fittings
     Phototronics        Lockout/Tagout
     Grainger            Compressor
     Identification      Passport Camera/Die Cutter
     Mini-Lab            Lab Supplies/Film Stands
     Calumet             15" Rotatrim
     Unique              POS System Including Training Fee
     Local               Office Equipment
     BEF                 Electronic Printer Counter


2.Price of the Fuji Equipment:                    $135,643.60

3.Maximum Store Build-Out Allowance:              $ 37,000.00

4.Annual Fee Payable Under Maintenance Agreement: $  3,800.00


 EXHIBIT C


                        FORM OF BUSINESS LEASE AGREEMENT



 EXHIBIT D

                               CLOSING PROCEDURES

1.Moto Photo will obtain a completed and signed lease application (in a form provided by Provident) and a recent personal financial statement from the prospective Program Participant and will provide copies to Provident and Fuji.

2.Moto Photo and Fuji will notify Provident of their approval of the Program Participant for the Moto Photo QuickStartO Program and will provide to Provident in writing: (i) any modifications they propose to make in the standard Business Lease Agreement form, (ii) the information to be included in Exhibit A of the Business Lease Agreement, and (iii) the rent schedule to be attached to the Business Lease Agreement as Exhibit B.

3.Provident will provide copies of the Business Lease Agreement (completed with the information provided under #2 above), UCC-1 financing statements, an ACH/EFT authorization form and identification tags to be affixed to the Equipment in accordance with the Lease (collectively, the "Lease Package") to Moto Photo, and Moto Photo will arrange for execution of the Lease Package and the Maintenance Agreement by the Program Participant. Moto Photo will return an executed copy of the Lease Package to Provident and will return an executed copy of the Maintenance Agreement to Fuji. Moto Photo also will obtain from the Program Participant and provide to Provident: (i) the insurance certificate required by the lease, and (ii) a check for the required $6,000 prepayment of Rent.

4.Provident will file the UCC-1 financing statements with the appropriate governmental authorities and will establish the ACH/EFT arrangements.

5.Provident will authorize Moto Photo to issue on Provident's behalf a purchase order to Fuji with respect to the Fuji Equipment and purchase orders to the appropriate vendors with respect to the Third Party Equipment.

6.Fuji and the third party vendors will issue to Provident invoices with respect to the Fuji Equipment and the Third Party Equipment.

7.The Program Participant will complete and return to Provident the Acceptance Certificate within a specified number of days after receipt of the Equipment and, following receipt, Provident will confirm the commencement of the Lease to Fuji, Moto Photo and the Program Participant, noting the "Commencement Date" for purposes of the lease.

8.Following acceptance of the Equipment, Provident will pay the invoices from Fuji and the third-party vendors.





 EXHIBIT E